EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:	Kipp A. Bedard	Daniel Francisco
	Investor Relations	Media Relations
	kbedard@micron.com	dfrancisco@micron.com
	(208) 368-4465	(208) 368-5584

MICRON APPLAUDS TOKYO DISTRICT COURT SUBMISSION ORDER

BOISE, Idaho, Oct. 31, 2012 – Micron Technology, Inc. (NASDAQ: MU) (“Micron”) today applauded the Tokyo District Court’s order approving the submission of Elpida Memory Inc.’s reorganization plan to creditors as part of Elpida’s corporate reorganization proceedings. Elpida’s plan of reorganization calls for Micron to sponsor Elpida’s reorganization and provides for the combination of Elpida and Micron. The Tokyo District court also confirmed that a competing plan of reorganization proposed by certain of Elpida’s creditors would not be submitted for creditor approval.

“Micron is pleased with the Tokyo District Court’s order to submit Elpida’s plan of reorganization to creditors for approval. This is an important step forward in the reorganization process,” said Micron CEO Mark Durcan. “The combination of Micron and Elpida will create the world’s second largest memory company with the strongest product portfolio in the industry.”

The closing of the transaction remains subject to creditor approval and court and regulatory approvals in other countries, and is expected to be completed in the first half of calendar 2013.

About Micron
Micron Technology, Inc., is one of the world's leading providers of advanced semiconductor solutions. Through its worldwide operations, Micron manufactures and markets a full range of DRAM, NAND and NOR flash memory, as well as other innovative memory technologies, packaging solutions and semiconductor systems for use in leading-edge computing, consumer, networking, embedded and mobile products. Micron’s common stock is traded on the NASDAQ under the MU symbol. To learn more about Micron Technology, Inc., visit www.micron.com.
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Micron and the Micron orbit logo are trademarks of Micron Technology, Inc. All other trademarks are the property of their respective owners.

This press release contains forward-looking statements regarding future events that involve risks and uncertainties. For example, statements related to the size of the company created by combining Micron and Elpida and the strength of the combined company’s product portfolio, and the expected timing of the closing of the transaction, are forward-looking statements. Various factors could cause actual events or results to differ materially from those anticipated by the forward-looking statements. These factors include the possibility that the transactions do not close when expected or at all, or that we may be required to modify aspects of the transactions to achieve regulatory approval; that we are unable to maintain customers, successfully execute our integration strategies, or achieve planned synergies; that we are unable to accurately forecast the anticipated financial results of the combined business; that our consolidated financial condition may be adversely impacted by the increased leverage resulting from the transactions; that the combined business is unable to compete successfully in the highly competitive and rapidly changing memory market; that we are unable to retain employees that are key to the operations of the combined business; and other factors that are disclosed in our most recent Form 10-K including in the Risk Factors section under the headings “Our pending acquisitions of Elpida and Rexchip involve numerous risks”, “Our pending acquisitions of Elpida and Rexchip expose us to significant risks from changes in currency exchange rates”, "Debt obligations could adversely affect our financial condition" and "We may make future acquisitions and/or alliances, which involve numerous risks." These documents contain and identify important factors that could cause the actual results for Micron on a consolidated basis to differ materially from those contained in our forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.